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FOR IMMEDIATE RELEASE

            GLOBALNET, INC. DELISTED FROM THE NASDAQ SMALLCAP MARKET

LOMBARD, Illinois, November 1, 2001 - GlobalNet, Inc. (GBNE) today announced that it has received notice from a Nasdaq Listing Qualifications Panel that the Panel has determined to delist GlobalNet's common stock from The Nasdaq SmallCap Market effective with the close of business on November 1, 2001.

In its notice to GlobalNet, which GlobalNet received after the close of business on November 1, 2001, the Panel noted that GlobalNet had failed to comply with the minimum $35 million market capitalization requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B)(ii).

GlobalNet is taking all necessary and appropriate steps to qualify its common stock for quotation on the OTC Bulletin Board.

ABOUT GLOBALNET
GlobalNet, Inc. provides international voice, data and Internet services over a private IP network to international carriers and other communication service providers in the United States and Latin America. GlobalNet's state-of-the-art IP network, utilizing the convergence of voice and data networking, offers customers economical pricing, global reach and an intelligent platform that guarantees fast delivery of value-added services and applications. The company, through its facilities in the U.S. and Latin America and arrangements with affiliates worldwide, can carry traffic to more than 240 countries.

SAFE HARBOR STATEMENT
Forward-looking statements and comments in this news release are made pursuant to the safe harbor provisions of the Securities and Exchange Commission Act of 1934. Certain statements, which describe the Company's intentions, expectations or predictions, are forward-looking and are subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of rapid technological and market change; general industry and market conditions and growth rates; international growth and global economic conditions, particularly in emerging markets and including interest rates and currency exchange rate fluctuations; and the impact of consolidation in the technology industry. These risks may further be discussed in periodic reports and registration statements to be filed by the company from time to time with the SEC.

For further information contact:

PERE VALLES                                 JULIE MACMEDAN
Chief Financial Officer                     PondelWilkinson MS&L
(630) 652-1330                              (310) 207-9300
email: pvalles@gbne.net                     email: jmacmedan@pondel.com



Website: www.gbne.net
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